Registration No.333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                         PROGRESS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                 23-2413363
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or
 organization)

     Four Sentry Parkway, Suite 200, Blue Bell, Pennsylvania 19422
       (Address of principal executive offices) (Zip Code)

                         PROGRESS FINANCIAL CORPORATION
                           RESTRICTED STOCK AWARD PLAN

                            (Full title of the plan)

                                 W. Kirk Wycoff
                      President and Chief Executive Officer
                         Progress Financial Corporation
                         Four Sentry Parkway, Suite 200
                          Blue Bell, Pennsylvania 19422
                     (Name and address of agent for service)

                                 (610) 825-8800
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Bruce R. Lesser, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                        350 Sentry Parkway, Building 640
                          Blue Bell, Pennsylvania 19422
                                 (215) 238-0600

                         CALCULATION OF REGISTRATION FEE


                                     Proposed         Proposed
  Title of                            Maximum          Maximum       Amount of
Securities to be    Amount to be   Offering Price     Aggregate    Registration
  Registered        Registered(1)   Per Share(2)    Offering Price     Fee
--------------      -------------  ---------------  -------------- ------------
Common Stock,
$1.00 par value     77,500 shares     $14.625       $1,133,437.50     $315.10





(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued pursuant to the Registrant's Restricted Stock Award Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Common Stock, $1.00 par value, of the Registrant (the "Common Stock") as quoted on The Nasdaq National Market of the Nasdaq Stock Market, Inc. on February 8, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by Progress Financial Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  3. The Registrant's Current Reports on Form 8-K, filed with the Commission on January 27, 1998 and April 28, 1998.

                  4. The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (Commission File No. 33-59218).

                   All  documents  filed by the  Registrant  pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

                   Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law ("DGCL") sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Section 102(b)(7) of the DGCL sets forth circumstances under which a director's personal liability to a corporation or its stockholders for money damages for breach of fiduciary duty as a director may be eliminated or limited. The Certificate of Incorporation of the Company provides for the limitation of personal liability of directors to stockholders for monetary damages to the Company or its stockholders for such director's breach of fiduciary duty as a director of the Company to the full extent permitted by law.

                  The Company carries a liability insurance policy for its officers and directors.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following  Exhibits are filed as part of this Registration
Statement:

                  Exhibit No.

                      4 Progress Financial Corporation Restricted Stock Award Plan.

                      5     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

                      23.1 Consent of PricewaterhouseCoopers, LLP, independent accountants.

                      23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).

                      24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.           Undertakings.

(a)               The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Pennsylvania, on this 11th day of February, 1999.

                         PROGRESS FINANCIAL CORPORATION


                                   By:/s/ W. Kirk Wycoff
                                   Name: W. Kirk Wycoff
                                   Title: President and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Kirk Wycoff the undersigned's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Name Title Date


  /s/ W. Kirk Wycoff            Director,President       February 11, 1999
------------------------        Chief Executive
W. Kirk Wycoff                  Officer (Principal
                                Executive Officer

Name                                        Title                Date


  /s/ Michael B. High           Senior Vice President   February 11, 1999
-----------------------------   and Chief Financial
Michael B. High                 Officer (Principal
                                Financial and
                                Accounting Officer)


 /s/ John E. F. Corson          Director                February 11, 1999
-----------------------------
John E. F. Corson


 /s/ William O. Daggett, Jr.    Director                February 11, 1999
-----------------------------
William O. Daggett, Jr.


 /s/ H. Wayne Greist            Director                February 11, 1999
-----------------------------
H. Wayne Greist


__________________________      Director
Joseph R. Klinger


 /s/ Paul M. LaNoce             Director                February 11, 1999
-----------------------------
Paul M. LaNoce


 /s/ A. John May, III           Director                February 11, 1999
-----------------------------
A. John May, III

Name                                        Title              Date


 /s/ William L. Mueller         Director                February 11, 1999
-----------------------------
William L. Mueller


 /s/ Janet E. Paroo             Director                February 11, 1999
-----------------------------
Janet E. Paroo


 /s/ Charles J. Tornetta        Director                February 11, 1999
------------------------------
Charles J. Tornetta

                         PROGRESS FINANCIAL CORPORATION
                           RESTRICTED STOCK AWARD PLAN


                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX



Exhibit No.           Document

4             Progress Financial Corporation Restricted Stock Award Plan.

5             Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1          Consent of PricewaterhouseCoopers, LLP, independent accountants.

23.2          Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
              (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).